UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 23, 2009 (April 17, 2009)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110 Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 17, 2009, the Compensation Committee of the Board of Directors of Transcept Pharmaceuticals, Inc. (the “Company”) approved forms of Change of Control and Severance Benefits Agreements (the “Severance Agreements”) to be entered into with executive officers of the Company, including the Company’s named executive officers (Glenn A. Oclassen, Thomas P. Soloway, Nikhilesh N. Singh, Terrence O. Moore and Marilyn E. Wortzman). Under the Severance Agreements, executive officers remain at-will employees, but become eligible to receive certain severance benefits as discussed below. The Severance Agreements have a term of five years and also contain provisions that allow for the timing of payments under such agreements to be altered to prevent certain adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended.

Severance benefits for termination in connection with a change of control.

The Severance Agreements provide that in the event that the Company terminates an executive officer’s employment without “cause” (as defined in the agreement) or the executive officer resigns for “good reason” (as defined in the agreement), in either case within 12 months after a “change of control” (as defined in the agreement) of the Company, the executive officer will receive:

•

a single lump sum severance payment (generally equal to one time annual base salary, and in the case of the named executive officers: two times annual base salary for Mr. Oclassen, one and a half times annual base salary for Mr. Soloway and Dr. Singh, and one time annual base salary for Mr. Moore and Ms. Wortzman);

•

continued payment of premiums for group health benefits until the earlier of a set number of months following termination (generally, a period of 12 or 18 months, and in the case of the named executive officers: 18 months for Mr. Oclassen, Mr. Soloway and Dr. Singh and 12 months for Mr. Moore and Ms. Wortzman) or the date upon which the executive officer and his or her eligible dependents become covered under similar plans; and

•	the vesting of 100% of the executive officer’s then-outstanding unvested equity awards.

Severance benefits for termination other than in connection with a change of control.

The Severance Agreements further provide that in the event that the Company terminates an executive officer’s employment without cause other than within 12 months after a change of control, the executive officer will receive:

•

a single lump sum severance payment (for Mr. Oclassen, an amount equal to one and a half times his annual base salary, and for other executive officers an amount equal to their annual base salary); and

•

continued payment of premiums for group health benefits until the earlier of a set number of months following termination (18 months for Mr. Oclassen and 12 months for other executive officers) or the date upon which the executive officer and his or her eligible dependents become covered under similar plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: April 23, 2009	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance